UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2014

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 Enterprise Drive
Plainsboro, NJ 08536
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 15, 2014, the Board of Directors (the “Board”) of Integra LifeSciences Holdings Corporation (the “Company”) modified the annual compensation payable to non-employee directors of the Company, effective as of the 2015 Annual Meeting of Stockholders of the Company.

The Board modified the compensation by increasing the annual equity grant in the form of restricted stock with a fair market value on the date of grant from $125,000 to $155,000 (or from $175,000 to $205,000 for the Chairman) for any non-employee director of the Company.

The Board also increased the following separate annual cash fees, payable quarterly in arrears in accordance with the same payment timetable that is used for paying the annual retainer fee: (1) the Nominating and Corporate Governance Committee Chair fee from $7,500 to $15,000 and (2) the Chairman fee from $25,000 to $75,000.

The annual retainer of $75,000 remains unchanged for any non-employee director of the Company, payable in one of three ways, at their election: (1) in cash, (2) in restricted stock, or (3) one half in cash and one half in restricted stock.

Also, the following separate annual cash fees, payable quarterly in arrears in accordance with the same payment timetable that is used for paying the annual retainer fee remains unchanged: (1) $15,000 for the Compensation Committee Chair, (2) $15,000 for the Audit Committee Chair, (3) $15,000 for the Finance Committee Chair and (4) $25,000 for the Presiding Director.

A description of the compensation of non-employee directors of the Company is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Compensation of Non-Employee Directors of Integra LifeSciences Holdings Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: December 18, 2014	By:	/s/ Glenn G. Coleman
Glenn G. Coleman
	Title:	Corporate Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number Exhibit

10.1             Compensation of Non-Employee Directors of Integra LifeSciences Holdings
Corporation